Jennison Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         								June 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Value Fund
                                     File No. 811-04864


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Value Fund for the semi-annual period ended April 30, 2005. The Form N-SAR was filed using the EDGAR system.



					Very truly yours,


                                       /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                        Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of June 2005.







Jennison Value Fund





Witness: /s/ Jonathan D. Shain				By: /s/ Grace C. Torres
            Jonathan D. Shain	  	      			     Grace C. Torres
            Assistant Secretary	      			     	     Treasurer





























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